Exhibit 10.13

PHOENIX OPERATING, LLC 18575 Jamboree Road, Suite 830

Irvine, CA 92612

January 13, 2023

David Scadden

[Address omitted]

Re: Offer of Employment

Dear David:

Phoenix Operating, LLC (the “Company”), a wholly owned subsidiary of Phoenix Capital Group Holdings, LLC dba Phoenix Capital Group, is pleased to offer you employment within the Company in exchange for your full-time services in the position of VP Drilling and Completions, effective as of February 6, 2023. You will be full-time and exempt.

Responsibilities

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Managing and executing all aspects of drilling, completions and production operations.

Compensation

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Year 1 - $225,000.00 annual salary (paid on a semi-monthly schedule)
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Additional performance bonuses are possible but dependent on company performance
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You will be granted 2.5% Non-Voting Member Interest in the Company. This interest will be fully vested immediately.
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You will be required to sign a membership interest and joinder agreement in addition to this letter. The company operating agreement is the governing document for your membership interest and the company operation in general.

Benefits

The Company currently offers 401(k), Medical, Dental and Vision Health Benefits. You will be eligible for these and other fringe benefits as are made available to other similarly situated employees of in accordance with and subject to the eligibility and other provisions of such plans. You will be eligible for the benefits on the 1st of month after hire.

While you are employed by the Company, you will not engage in any other employment, consulting, or other business activity (whether full-time or part-time) that creates a conflict of interest with the Company. By signing this employment offer, you represent that your performance of services to the Company will not violate any duty which you may have to any other person or entity (such as a present or former employer), including obligations concerning providing services (whether or not competitive) to others, confidentiality of proprietary information and assignment of inventions, ideas, patents or copyrights, and you agree that you will not do anything in the performance of services hereunder that would violate any such duty. You will be subject to all applicable employment and other policies of the Company.

Notwithstanding any of the above, your employment with the Company is “at will.” This means that it is not for any specified period of time and can be terminated by you or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. It also means that your job duties, title and responsibility and reporting level, work schedule, compensation and benefits, as well as the Company’s personnel policies and procedures, may be changed with prospective effect, with or without notice, at any time in the sole discretion of the Company.

This offer letter shall be interpreted and construed in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles. While other terms and conditions of your employment may change in the future, the at-will nature of your employment may not be changed, except in a subsequent letter or written agreement, signed by you and a duly authorized officer of the Company.

You employment is contingent upon execution of exhibits A and timely and successful completion of the I-9 process. The Form I-9 is used to verify your identity and authorization to work in the United Sates.

Exhibits Attached

A.
Employee Proprietary Information and Inventions Assignment Agreement.
B.
Arbitration Agreement

Please sign below via DocuSign if you wish to accept employment at the Company under the terms described in this document and the associated exhibits. We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

Phoenix Capital Group Holdings, LLC

By: /s/ Lindsey Wilson

Name: Lindsey Wilson

Title: Manager

Accepted by:

/s/ David Scadden

David Scadden

Exhibit A

Employee Proprietary Information and Inventions Assignment Agreement

PHOENIX OPERATING, LLC

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

In consideration and as a condition of my employment by Phoenix Operating, LLC, a wholly owned subsidiary of Phoenix Capital Group Holdings, LLC, a Delaware limited liability company (together with any of its successors or assigns collectively, the “Company”), and my receipt of the compensation paid to me by the Company in the context of that employment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the date that my employment by the Company first commenced as set forth below, I, the undersigned, agree as follows:

1. Proprietary Information. During the term of my employment, I may receive and otherwise be exposed, directly or indirectly, to confidential and proprietary information of the Company whether in graphic, written, electronic or oral form, including without limitation, information relating to the Company’s business, strategies, designs, products, services and technologies and any derivatives, information regarding plans for the acquisition or lease of any mineral rights, leasehold or working interests, title information, improvements and enhancements relating to any of the foregoing, or to the Company’s suppliers, customers or business partners (collectively “Proprietary Information”). Proprietary Information may be identified at the time of disclosure as confidential or proprietary or information which by its context would reasonably be deemed to be confidential or proprietary. “Proprietary Information” may also include without limitation (i)(a) unpublished patent disclosures and patent applications and other filings, know- how, trade secrets, works of authorship and other intellectual property, as well as any information regarding ideas, Inventions (as defined in Section 5), technology, and processes, including without limitation assays, sketches, schematics, techniques, drawings, designs, descriptions, specifications and technical documentation, (b) specifications, protocols, models, designs, equipment, engineering, algorithms, software programs, software source documents, formulae, (c) information concerning or resulting from any research and development or other project, including without limitation, experimental work, and product development plans, regulatory compliance information, and research, development and regulatory strategies, and (d) business and financial information, including without limitation purchasing, procurement, manufacturing, customer lists, information relating to investors, employees, business and contractual relationships, business forecasts, sales and merchandising, business and marketing plans, product plans, and business strategies, including without limitation information the Company provides regarding third parties, such as, but not limited to, suppliers, customers, employees, investors, or vendors; and (ii) any other information, to the extent such information contains, reflects or is based upon any of the foregoing Proprietary Information. The Proprietary Information may also include information of a third party that is disclosed to you by the Company or such third party at the Company’s direction. For the purposes of this Agreement, Proprietary Information is limited to information not generally known to the public and which the Company gathered or developed at great expense or effort.

2. Obligations of Non-Use and Nondisclosure. I acknowledge the confidential and secret character of the Proprietary Information, and agree that the Proprietary Information is the sole, exclusive and valuable property of the Company. Accordingly, I agree not to use the Proprietary Information except in the performance of my authorized duties as an employee of the Company, and not to disclose all or any part of the Proprietary Information in any form to any third party, either during or after the term of my employment, without the prior written consent of the Company on a case-by-case basis. Upon termination of my employment, I agree to cease using and to return to the Company all whole and partial copies and derivatives of the Proprietary Information, whether in my possession or under my direct or indirect control, provided that I am entitled to retain my personal copies of (i) my compensation records, (ii) materials distributed to Members generally, and (iii) this Employee Proprietary Information and Inventions Assignment Agreement (this “Agreement”). I understand that my obligations of nondisclosure with respect to Proprietary Information shall not apply to information that I can establish by competent proof (i) was actually in the public domain at the time of disclosure or enters the public domain following disclosure other than as a result of a breach of this Agreement, (ii) is already in my possession without breach of any obligations of confidentiality at the time of disclosure by the Company as shown by my files and records immediately prior to the time of disclosure, or (iii) is obtained by me from a third party not under confidentiality obligations and without a breach of any obligations of confidentiality. If I become compelled by law, regulation (including without limitation the rules of any applicable securities exchange), court order, or other governmental authority to disclose the Proprietary Information, I shall, to the extent possible and permissible under applicable law, first give the Company prompt notice. I agree to cooperate reasonably with the Company in any proceeding to obtain a protective order or other remedy. If such protective order or other remedy is not obtained, I shall only disclose that portion of such Proprietary Information required to be disclosed, in the opinion of my legal counsel. I shall request that confidential treatment be accorded such Proprietary Information, where available. Compulsory disclosures made pursuant to this section shall not relieve me of my obligations of confidentiality and non-use with respect to non-compulsory disclosures. I understand that nothing herein is intended to or shall prevent me from communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice. I shall promptly notify my supervisor or any officer of the Company if I learn of any possible unauthorized use or disclosure of Proprietary Information and shall cooperate fully with the Company to enforce its rights in such information.

3. Defend Trade Secrets Act Notice of Immunity Rights. I acknowledge that the Company has provided me with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the Proprietary Information to my attorney and use the Proprietary Information in the court proceeding, if I file any document containing the Proprietary Information under seal, and do not disclose the Proprietary Information, except pursuant to court order.

4. Property of the Company. I acknowledge and agree that all notes, memoranda, reports, drawings, blueprints, manuals, materials, data, emails and other papers and records of every kind, or other tangible or intangible materials which shall come into my possession in the course of my employment with the Company, relating to any Proprietary Information, shall be the sole and exclusive property of the Company and I hereby assign any rights or interests I may obtain in any of the foregoing. I agree to surrender this property to the Company immediately upon termination of my employment with the Company, or at any time upon request by the Company. I further agree that any property situated on the Company’s data systems or on the Company’s premises and owned by the Company, including without limitation electronic storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I further agree that in the event of termination of my employment with the Company I will execute a Termination Certificate substantially in the form attached below.

Termination Certificate

I, the undersigned, hereby certify that I do not have in my possession, nor have I failed to return, any documents or materials relating to the business of Phoenix Capital Group Holdings, LLC or its affiliates (the “Company”), or copies thereof, including, without limitation, any item of Proprietary Information listed in Section 4 of the Company’s Employee Proprietary Information and Inventions Assignment Agreement (the “Agreement”) to which I am a party, but not including copies of my own employment records.

I further certify that I have complied with all of the terms of the Agreement signed by me, including the reporting of any Inventions (as defined in the Agreement) covered by the Agreement.

I further agree that in compliance with the Agreement, I will preserve as confidential any information relating to the Company or any of it business partners, clients, consultants or licensees which has been disclosed to me in confidence during the course of my employment by the Company unless authorized in writing to disclose such information (i) by an executive officer of the Company, in the event that I am not an executive officer of the Company, or (ii) by the Board of Managers of the Company, in the event that I am an executive officer of the Company. I understand that nothing herein is intended to or shall prevent me from communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.

5. Inventions.

5.1 Disclosure and Assignment of Inventions. For purposes of this Agreement, an “Invention” shall mean any idea, invention or work of authorship, including, without limitation, any documentation, formula, design, device, code, method, software, technique, process, discovery, concept, improvement, enhancement, development, machine or contribution, in each case whether or not patentable or copyrightable. I will disclose all Inventions promptly in writing to an officer of the Company or to attorneys of the Company in accordance with the Company’s policies and procedures, I will, and hereby do, assign to the Company, without requirement of further writing, without royalty or any other further consideration, my entire right, title and interest throughout the world in and to all Inventions created, conceived, made, developed, and/or reduced to practice by me in the course of my employment by the Company and all intellectual property rights therein. I hereby waive, and agree to waive, any moral rights I may have in any copyrightable work I create or have created on behalf of the Company. I also hereby agree, that for a period of one year after my employment with the Company, I shall disclose to the Company any Inventions that I create, conceive, make, develop, reduce to practice or work on that relate to the work I performed for the Company. The Company agrees that it will use commercially reasonable measures to keep Inventions disclosed to it pursuant to this Section 5.1 that do not constitute Inventions to be owned by the Company in confidence and shall not use any Inventions for its own advantage, unless in either case those Inventions are assigned or assignable to the Company pursuant to this Section 5.1 or otherwise.

5.2 Certain Exemptions. The obligations to assign Inventions set forth in Section 5.1 apply with respect to all Inventions (a) whether or not such Inventions are conceived, made, developed or worked on by me during my regular hours of employment with the Company; (b) whether or not the Invention was made at the suggestion of the Company; (c) whether or not the Invention was reduced to drawings, written description, documentation, models or other tangible form; and (d) whether or not the Invention is related to the general line of business engaged in by the Company, but do not apply to Inventions that (x) I develop entirely on my own time or after the date of this Agreement without using the Company’s equipment, supplies, facilities or Proprietary Information; (y) do not relate to the Company’s business, or actual or demonstrably anticipated research or development of the Company at the time of conception or reduction to practice of the Invention; and (z) do not result from and are not related to any work performed by me for the Company.

I understand and acknowledge that Invention does not include, and any provision in this Agreement requiring the me to assign rights to an invention does not apply to, any invention that qualifies fully under the provisions of California Labor Code Section 2870 (included below) including any idea or invention that is developed entirely by me on my own time without using the Company's equipment, supplies, facilities or trade secret information, and that does not either (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company or (ii) result from any work performed by the Employee for the me for the Company. California Labor Code § 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

5.3 Records. I will make and maintain adequate and current written records of all Inventions covered by Section 5.1. These records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, notebooks and any other format. These records shall be and remain the property of the Company at all times and shall be made available to the Company at all times.

5.4 Patents and Other Rights. I agree to assist the Company in obtaining, maintaining and enforcing patents, invention assignments and copyright assignments, and other proprietary rights in connection with any Invention covered by Section 5.1, and will otherwise assist the Company as reasonably required by the Company to perfect in the Company the rights, title and other interests in my work product granted to the Company under this Agreement (both in the United States and foreign countries). I further agree that my obligations under this Section 5.4 shall continue beyond the termination of my employment with the Company, but if I am requested by the Company to render such assistance after the termination of such employment, I shall be entitled to a fair and reasonable rate of compensation for such assistance, and to reimbursement of any expenses incurred at the request of the Company relating to such assistance. If the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified above, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 5.4 with the same legal force and effect as if executed by me.

5.5 Prior Contracts and Inventions; Information Belonging to Third Parties. I represent and warrant that, except as set forth on Exhibit a, I am not required, and I have not been required during the course of work for the Company or its predecessors, to assign Inventions under any other contracts that are now or were previously in existence between me and any other person or entity. I further represent that (i) I am not obligated under any consulting, employment or other agreement that would affect the Company’s rights or my duties under this Agreement, and I shall not enter into any such agreement or obligation during the period of my employment by the Company, (ii) there is no action, investigation, or proceeding pending or threatened, or any basis therefor known to me involving my prior employment or any consultancy or the use of any information or techniques alleged to be proprietary to any former employer, and (iii) the performance of my duties as an employee of the Company do not and will not breach, or constitute a default under any agreement to which I am bound, including any agreement limiting the use or disclosure of proprietary information acquired in confidence prior to engagement by the Company or if applicable, any agreement to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. I will not, in connection with my employment by the Company, use or disclose to the Company any confidential, trade secret or other proprietary information of any previous employer or other person to which I am not lawfully entitled. As a matter of record, I attach as Exhibit a a brief description of all Inventions made or conceived by me prior to my employment with the Company which I desire to be excluded from this Agreement (“Background Technology”). If full disclosure of any Background Technology would breach or constitute a default under any agreement to which I am bound, including any agreement limiting the use or disclosure of proprietary information acquired in confidence prior to engagement by the Company, I understand that I am to describe such Background Technology in Exhibit a at the most specific level possible without violating any such prior agreement. Without limiting my obligations or representations under this Section 5.5, if I use any Background Technology in the course of my employment or incorporate any Background Technology in any product, service or other offering of the Company, I hereby grant the Company a non-exclusive, royalty-free, perpetual and irrevocable, worldwide right to use and sublicense the use of Background Technology for the purpose of developing, marketing, selling and supporting Company technology, products and services, either directly or through multiple tiers of distribution, but not for the purpose of marketing Background Technology separately from Company products or services.

5.6 Works Made for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment with the Company and which are eligible for copyright protection are “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

6. Restrictive Covenants.

6.1 Non-Competition. During the term of my employment by the Company and for a period of 6 months thereafter, I will not without the prior written approval of an executive officer of the Company; purchase, invest in, or assist any other party in purchasing or otherwise investing in, any mineral rights, mineral leasehold or oil & gas working interests that are contained in the Companies’ proprietary database. Notwithstanding the foregoing, this section shall not apply to services rendered by me in California after the date my employment by the Company terminates. For purposes of this section, the Company’s Business shall mean identifying, acquiring and the associated management of mineral rights, mineral leasehold and oil & gas working interests.

6.2 Non-Solicitation. During the term of my employment with the Company and for a period of one year thereafter, I will not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof, (ii) hire any employee of the Company or any of its subsidiaries or hire any former employee of the Company or any of its subsidiaries within one year after such person ceased to be an employee of the Company or any of its subsidiaries, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any such subsidiary, (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its subsidiaries and with which the Company or any of its subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of its subsidiaries at any time within the two-year period immediately preceding the end of my term of employment (an “Acquisition Target”) or (v) provide services to any entity that acquires or attempts to acquire any Acquisition Target..

6.3 Extension. Without limiting the Company’s ability to seek other remedies available in law or equity, if I violate the provisions of Sections 6.1 or 6.2 (the “Restrictive Covenants”), I shall continue to be bound by the restrictions set forth in such sections until a period of one year has expired without any violation of such provisions.

6.4 Interpretation. If any restriction set forth in the Restrictive Covenants is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

7. Notification to Other Parties. In the event of termination of my employment with the Company, I hereby consent to notification by the Company to my new employer or other party for whom I work about my rights and obligations under this Agreement.

8. Employment at Will. I understand and agree that my employment with the Company is at will. Accordingly, my employment can be terminated, without cause or notice, at my option or the Company’s option. The at-will nature of my employment also means that I can be transferred or demoted, and my job title, compensation, benefits and other terms and conditions of employment can be reduced, without cause. I acknowledge that such changes shall not affect the enforceability of the Restrictive Covenants. This at-will status of my employment relationship with the Company shall remain in force and effect throughout my employment with the Company and the Restrictive Covenants will remain in effect for the periods specified in this Agreement, unless such status or

Restrictive Covenants are modified by a further written agreement signed by both an authorized officer of the Company and me which expressly alters such status or such Restrictive Covenants.

9. Miscellaneous.

9.1 The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns. I will not assign this Agreement or my obligations hereunder without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion, and any such purported assignment without consent shall be null and void from the beginning. I agree that the Company may freely assign or otherwise transfer this Agreement to any affiliate or successor in interest (whether by way of merger, sale, acquisition or corporate re-organization or any substantially similar process) of the Company.

9.2 This Agreement constitutes the parties’ final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings and agreements, whether oral or written, relating to its subject matter.

9.3 Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement. This Agreement may not be waived, modified or amended unless mutually agreed upon in writing by both parties. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

9.4 If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.5 I acknowledge that the Company will suffer substantial damages not readily ascertainable or compensable in terms of money in the event of the breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement.

9.6 The rights and obligations of the parties under this Agreement shall be governed in all respects by the laws of the State of Delaware exclusively, without reference to any conflict laws rule that would result in the application of the laws of any other jurisdiction.

9.7 Any notices required or permitted hereunder shall be given to the appropriate party at the address specified on the signature page to this Agreement or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

9.8 Except as otherwise provided herein, the provisions of this Agreement shall survive the termination of my employment with the Company for any reason.

9.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

I ACKNOWLEDGE THAT I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND THAT I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Exhibit A

Background Technology

List here prior contracts to assign Inventions that are now in existence between any other person or entity and you. If this does not apply simple write not applicable.

List here previous Inventions which you desire to have specifically excluded from the operation of this Agreement. Continue on reverse side if necessary. If this does not apply simple write not applicable.

Exhibit B

Arbitration Agreement

The parties to this Agreement agree to arbitrate any and all disputes, claims or controversies (“Claims”) they may have against each other, including those Employee may have against Employer’s current and former agents, owners, directors, or employees, which arise from the “at-will” employment relationship between Employee and Employer or the termination thereof.

The arbitrability of any controversy, dispute or claim under this Agreement shall be determined by application of the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1, et seq.). The parties understand that they are giving up no substantive rights, and this Agreement simply governs forum.

Claims covered by this Agreement include, but are not limited to: Claims for wages and other compensation, Claims for breach of contract (express or implied), misappropriation of trade secrets or unfair competition, Claims for violation of public policy, wrongful termination, tort Claims, Claims for unlawful retaliation, discrimination and/or harassment (including, but not limited to, race, religious creed, color, national origin, ancestry, physical disability, mental disability, age, sex, military status, or any other characteristic protected by applicable federal, state, or local law), and Claims for violation of any federal, state or other government law, statute, regulation, or ordinance, such as the Age Discrimination in Employment Act and its amendment, the Older Worker’s Benefits Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Acts, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended the Rehabilitation Act of 1973, as amended, the Equal Pay Act, and the Family Medical Leave Act of 1993.

The Claims which are not covered by this Agreement and are excluded from arbitration are: Claims for worker’s compensation (this exclusion does not include Claims alleging retaliation based on the filing of or participation in a worker’s compensation claim), Claims for unemployment insurance benefits, petitions or charges that could be brought before the National Labor Relations Board or Claims under a collective bargaining agreement, Claims covered by a written employment contract signed by both parties which expressly provides for resolution of disputes in accordance with that contract’s terms, Claims under employee pension, welfare benefit or stock option plans if those plans contain some form of procedure for resolution of disputes under the plan, and Claims by federal law which are not subject to mandatory binding pre-dispute arbitration pursuant to the Federal Arbitration Act, such as certain Claims under the Dodd-Frank Wall Street Reform Act.

Nothing in this Agreement shall preclude Employee from filing a charge with the Equal Employment Opportunity Commission (“EEOC”) or similar state or local agency or precludes the parties from participating in any investigation before a federal, state, local or other governmental agency. However, any Claim that is not resolved administratively through such an agency shall be subject to this Agreement. Employee agrees that s/he cannot obtain any monetary relief or recovery from such a proceeding.

Except where prohibited by federal law, covered Claims must be brought on an individual basis only, and arbitration on an individual basis is the exclusive remedy. Neither party may submit a multi-plaintiff, class, collective or representative action for resolution under this Agreement, and no arbitrator has authority to proceed with arbitration on such a basis. Nothing herein limits Employee’s right and the rights of others collectively to challenge the enforceability of this Agreement, including the multi-plaintiff/class/collective/representative action waiver. Any disputes concerning the validity of this multi-plaintiff, class, collective and representative action waiver will be decided by a court of competent jurisdiction, not by the arbitrator. Employer will assert that Employee has agreed to pursue all Claims individually in the arbitral forum and may ask a court to compel arbitration of each individual’s Claims. To the extent the filing of such an action is protected concerted activity under the National Labor Relations Act, such filing will not result in threats, discipline, discharge or other adverse action. In the event a court determines this waiver is unenforceable with respect to any claim, then this multi-plaintiff/class/collective/representative action waiver shall not apply to that claim, that claim must be filed in a court of competent jurisdiction, and such court shall be the exclusive forum for all such Claims.

To initiate arbitration, Employee must deliver the written demand to Employer at the current address Attn: Lindsey Wilson, Manager. For Employer to initiate arbitration, it must deliver the written demand for arbitration to Employee at the last known address recorded in Employee’s records. The arbitration shall be conducted by a neutral arbitrator, selected by mutual agreement between Employee and Employer. The arbitrator shall be an active or retired Judge, or a person with at least ten years’ experience in the private practice of law. If the parties are unable to agree on a neutral arbitrator, either party may elect to obtain a list of arbitrators from the ADR SERVICES, INC. (“ADR”). The arbitration shall be governed by the ADR Employment Arbitration Rules & Procedures. To the extent any such rules conflict with the provisions of this Agreement, the provisions of this Agreement shall prevail. Employee may obtain a copy of the ADR Employment Arbitration Rules & Procedures before signing this Agreement at the ADR website (adrservices.com) or by calling ADR at (310) 201-0010.

The arbitrator shall apply the applicable substantive law to determine issues of liability, damages, and other remedies regarding all Claims to be arbitrated. The arbitrator shall have exclusive authority to resolve any Claim including, without limitation, disputes related to the interpretation, applicability, enforceability or formation of Employer’s Policies, or any contention that all or part of a Policy is void or voidable, except tat only a court of competent jurisdiction has the authority to determine the enforceability of the multi-plaintiff/class/collective/representative action waiver.

The arbitrator will issue a detailed written decision and award, resolving the dispute. The arbitrator’s written opinion and award shall decide all issues submitted and set forth the legal principle(s) supporting each part of the opinion. The decision or award of the arbitrator shall be final and binding upon the parties. The arbitrator shall have the power to award any type of legal or equitable relief that would be available in a court of competent jurisdiction. The parties agree that any relief or recovery to which they are entitled, arising out of the employment relationship or cessation thereof, shall be limited to the award by the arbitrator. The award, if any, may be entered as a judgment or order in any court of competent jurisdiction.

Employer agrees to pay for all of the reasonable and necessary fees and costs of the arbitration forum and of the arbitrator. The parties shall each bear their own costs and attorneys’ fees in any arbitration proceeding, except that, as part of any remedy that may be awarded, the arbitrator shall have the authority to award the parties his, her, or its costs and attorneys’ fees where required or permitted by, and in accordance with, applicable federal or state law. The costs unique to arbitration (for example, the arbitrator’s or arbitration administration fees) will not be shifted to Employee in any event, however.

The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted Claims. Failure to demand arbitration within the prescribed time period shall result in waiver of rights to said Claims.

Neither the terms nor the conditions described in this Agreement are intended to create a contract of employment for a specific duration of time or to limit the circumstances under which the parties’ employment relationship may be terminated. Since employment with the Employer is at-will, Employee is free to resign at any time. Similarly, the Employer may terminate the employment relationship without cause or notice at any time.

This Agreement can be modified only by a written document signed by the Employee and by the Manager of the Employer.

This Agreement is to be administered, modified, or interpreted in such a manner as to render it enforceable. Any term or part thereof of this Agreement found to be unlawful or unenforceable shall be severed without consequence to the remaining terms or this Agreement.

Employee understands that s/he would not be hired by Employer if s/he did not sign this Agreement. Employee has signed it in consideration of employment or continued employment by Employer. Employee has been advised of his or her right to consult with counsel regarding this Agreement. The parties’ reciprocal agreement to arbitrate the Claims in this Agreement covers constitutes additional consideration for the obligations imposed by this Agreement.

This Agreement sets forth the final agreement of the parties with respect to its subject matter. It supersedes all prior negotiation, representations, or agreements, whether written or oral, pertaining to arbitration of Claims that are covered by this Agreement. By issuance of this Agreement, Employer agrees to be bound by its terms without signing it.